SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 21, 2004

Habersham Bancorp

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-13153	58-1563165

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 1980 Historic Highway 441 North, Cornelia, GA 30531

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(706) 778-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant

On May 21, 2004, Habersham Bancorp (the “Company”) dismissed KPMG LLP (“KPMG”) as its independent accountants and changed its independent accountants to Porter Keadle Moore, LLP (“Porter Keadle Moore”). The Company's Audit Committee made the decision to change the Company’s independent accountants.

In connection with the audits of the two fiscal years ended December 31, 2003, and the subsequent interim period through May 21, 2004, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of KPMG LLP on the consolidated financial statements of Habersham Bancorp and subsidiaries as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that the audit reports did refer to the Company changing its methods of accounting for goodwill in 2002 and derivative instruments in 2001.

The Company has requested that KPMG furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a.	Exhibits

	16.	Letter from KPMG regarding change in certifying accountant, dated May 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HABERSHAM BANCORP

Date: May 27, 2004	By:	/s/ Annette Banks

Annette Banks
Chief Financial Officer